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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE


CONTACTS:            Kendall Kunz                   Michael Newman
                     Chief Executive Officer        Investor Relations
                     Aris Corporation               StreetConnect
                     (425) 372-2747                 (206) 320-1231


                          ARIS SELLS SOFTWARE DIVISION
                Company Focuses On Growth of eBusiness Consulting

BELLEVUE, WASH.--JULY 27, 2000-- Aris Corporation (Nasdaq: ARSC), a provider of integrated eBusiness solutions, today announced that the Company has signed a letter of intent to sell a majority share of the company's software division to a group of investors led by Paul Song, Aris' Chairman of the Board and former CEO.

Aris will receive total consideration of approximately $2.6 million in cash, stock and receivables and will retain a 15% interest in Aris Software. In addition, Aris will be granted warrants for the right to increase its future investment up to 45% of the software company, assuming no future sales of securities by Aris Software. The sale of Aris Software is expected to be complete within 30 days.

"We continue to take the necessary steps to focus our management and capital resources on the growth opportunities of our eBusiness consulting solutions," said Kendall Kunz, Chief Executive Officer. "While we focus on our core business, Aris still stands to benefit significantly from any success Aris Software might achieve. Aris Software has enormous potential for success as an independent company under Paul Song's leadership and with a clear software focus. We are very pleased with this transaction."

Aris' Software division contributed approximately $1.9 million to the Company's fiscal first quarter revenue of $24.8 million, and contributed approximately $389,000 to operating income for the quarter.

Ragen MacKenzie, Inc., an Investment Banking and advisory firm, represented Aris Corporation in the software transaction. Subject to customary closing conditions, Aris' Board of Directors has approved the divestiture.

ABOUT ARIS CORPORATION

Aris Corporation provides an integrated eBusiness solutions approach called Interactive Enterprise Relationship Management (iERM), designed to improve a company's relationships with customers, vendors, suppliers and employees by leveraging the power of the Internet. Aris has offices across the U.S. and in the United Kingdom, with over 500 employees worldwide, and is headquartered in Bellevue, WA.

Statements in this press release, and elsewhere, that look forward in time or include anything other than historical information, involve risks and uncertainties that may affect the Company's actual results of operations. Statements contained in this release regarding the Company's anticipated results of operations, its eBusiness strategy, and on the Company's ability to expand its eBusiness solutions and new product releases by the Company are "forward-looking statements," as that phrase is defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements by the Company are subject to certain risks, including future client demand for integrated eBusiness and IT solutions; competition from other businesses providing similar services to that of the Company; the Company's ability to successfully execute its business strategy and management and operational re-alignment of its consulting and training


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businesses; the Company's ability to attract, retain and motivate highly skilled
eBusiness and IT professionals; its dependence upon key vendors of software technology; competitive pressures and lower operating margins of the Company's training division and efforts to identify and execute strategic alternatives for that business; the Company's ability to successfully integrate the acquisition of fine.com; and issues that may arise in product development and possible decisions by third parties to delay or cancel the release of products under development. Those risks and uncertainties are discussed in more detail in the Company's periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.


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